Exhibit 99.1

Icahn Enterprises L.P.

Investor Contacts:

SungHwan Cho, Chief Financial Officer

Peter Reck, Chief Accounting Officer

(212) 702-4300

For Release: August 12, 2013

Icahn Enterprises L.P. Issues Statement Regarding Twitter Account of Chairman Carl C. Icahn

New York, NY - Icahn Enterprises L.P. (NASDAQ:IEP) today issued the following statement:

On April 2, 2013, the Securities and Exchange Commission (“SEC”) issued a report in which it provided guidance to issuers regarding the use of social media to disclose material non−public information. Our Chairman, Carl C. Icahn, intends to use Twitter from time to time to communicate with the public about our company and other issues. Mr. Icahn’s Twitter handle is @Carl_C_Icahn. It is possible that the information that Mr. Icahn posts on Twitter (which may include information regarding companies in which we and/or Mr. Icahn have or may be contemplating an investment position) could be deemed to be material information. Therefore, in light of the SEC’s guidance, we encourage investors, the media, and others interested in our company to review the information that Mr. Icahn posts on Twitter in addition to the information that we disclose using our investor relations website (http://www.ielp.com/investor.cfm), SEC filings, press releases, public conference calls and webcasts.

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Icahn Enterprises L.P. (NASDAQ:IEP), a master limited partnership, is a diversified holding company engaged in nine primary business segments: Investment, Automotive, Energy, Metals, Railcar, Gaming, Food Packaging, Real Estate and Home Fashion.